EXHIBIT 5

                   Opinion of Saul, Ewing, Remick & Saul LLP,
                      Special Counsel to the Registrant, as
                        to the legality of the shares of
                 the Registrant's common stock being registered

                                 LAW OFFICES OF

                         SAUL, EWING, REMICK & SAUL LLP

                          PENN NATIONAL INSURANCE TOWER
                        2 NORTH SECOND STREET, 7th FLOOR
                              HARRISBURG, PA 17101

PHILADELPHIA, PENNSYLVANIA                                    NEW YORK, NEW YORK
BALTIMORE, MARYLAND                                        PRINCETON, NEW JERSEY
BERWYN, PENNSYLVANIA                                        WILMINGTON, DELAWARE

                                 (717) 257-7500

                               Fax: (717) 238-4622
                        Internet Email: lawyers@saul.com
                       World Wide Web: http://www.saul.com

                                                                January 15, 1999

Board of Directors
Vista Bancorp, Inc.
305 Roseberry Street
P.O. Box 5360
Phillipsburg, New Jersey 08865

Gentlemen:

     We have been engaged as Special Counsel to Vista Bancorp, Inc. (the "Company"), in connection with the offer and sale of 500,000 shares of its Common Stock, par value $.50 per share (the "Common Stock"), pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan.

     We have prepared a Post-effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 33-92840) to be filed at the Securities and Exchange Commission in Washington, D.C. under the provisions and regulations of the Securities Act of 1933, as amended, relating to the offering of the Company of 500,000 shares of Common Stock.

     As Special Counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Post-effective Amendment No. 2 to the Registration Statement. We have reviewed the Company's Amended Certificate of Incorporation and By-laws, as presently in effect. We have also reviewed copies of the Company's corporate minutes and other proceedings and records relating to the authorization and issuance of the Common Stock and such other documents and matters of law as we have deemed necessary in order to render this opinion.

     Based upon the foregoing, and in reliance thereon, it is our opinion that, in accordance with the terms and conditions of the offering as more fully described in the Prospectus, included as part of the Post-effective Amendment No. 2 to the Registration Statement, each of the shares of the Common Stock issued pursuant to the Post-effective Amendment No. 2 to the Registration Statement, will be duly authorized, legally and validly issued and outstanding, and fully paid and non-assessable on the basis of present New Jersey law.

Board of Directors
January 15, 1999
Page 2


     We hereby consent to the use of this opinion in the Post-effective Amendment to the Registration Statement, and we further consent to the reference to our name in the Prospectus, included as part of the Post-effective Amendment to the Registration Statement, under the caption "Legal Matters."



                                                      Sincerely,



                                            /s/ Saul, Ewing, Remick & Saul LLP
                                              SAUL, EWING, REMICK & SAUL LLP